                        TRADEWINDS MASTER FUND (BVI) LTD.
                    c/o Tradewinds Investment Management, LP
                               Three Harbor Drive
                                    Suite 213
                               Sausalito, CA 94965

                                POWER OF ATTORNEY

I represent Tradewinds Master Fund (BVI) Ltd. (the "Company") and hereby appoint
Jay B. Gould of Pillsbury Winthrop Shaw Pittman LLP to act on behalf of the
Company, its affiliates and persons directly or indirectly controlling, controlled by or under common control with the Company, for the purpose of signing and filing all documents with the U.S. Securities and Exchange
Commission.

The Company has caused this Power of Attorney to be executed this 19th day of
September, 2008.

                                        TRADEWINDS MASTER FUND (BVI) LTD.

                                        /s/  Robert W. Scannell
                                        ----------------------------------------
                                        Robert W. Scannell